UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 11, 2025

Astria Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37467	26-3687168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Boston Wharf Road 10th Floor
Boston, Massachusetts	02210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 349-1971

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATXS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2025, Astria Therapeutics, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders, upon the recommendation of the Company’s Board of Directors, approved the first amendment to the Company’s Second Amended and Restated 2015 Stock Incentive Plan, (the “Second Amended and Restated 2015 Plan”), which amendment had been previously approved by the Company’s Board of Directors subject to stockholder approval, to increase the number of shares of the Company’s common stock that may be issued under the Second Amended and Restated 2015 Plan by 5,500,000 shares.

The description of the Second Amended and Restated 2015 Plan contained in the Company’s proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 28, 2025 (the “Proxy Statement”), under the heading “Proposal No. 2—Approval of the first amendment to the Second Amended and Restated 2015 Plan” is incorporated herein by reference. A complete copy of the first amendment to the Second Amended and Restated 2015 Plan is attached as Appendix A to the Proxy Statement and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 11, 2025, the Company held the Annual Meeting. The following is a summary of the matters voted on at the Annual Meeting.

a)	Proposal 1. The stockholders of the Company elected Jill C. Milne, Fred Callori, and Michael Kishbauch as Class I directors to the Company’s Board of Directors, each to serve for a three-year term expiring at the annual meeting of stockholders to be held in 2028. The results of the stockholders’ vote with respect to the election of Class I directors were as follows:

Name	Votes For	Votes Withheld	Broker Non- Votes	Votes Abstaining
Jill C. Milne	49,955,122	200,160	3,401,529	-
Fred Callori	43,513,443	6,641,839	3,401,529	-
Michael Kishbauch	42,381,788	7,773,494	3,401,529	-

b)	Proposal 2. The stockholders of the Company approved the first amendment to the Second Amended and Restated 2015 Plan to increase the number of shares of common stock available for grant under the plan by five million, five hundred thousand (5,500,000) shares. The results of the stockholders’ vote with respect to the approval of the first amendment to the Second Amended and Restated 2015 Plan were as follows:

Votes For	Votes Against	Broker Non-Votes	Votes Abstaining
42,460,419	7,684,293	3,401,529	10,570

d)	Proposal 3. The stockholders of the Company ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The results of the stockholders’ vote with respect to the ratification of such appointment were as follows:

Votes For	Votes Against	Broker Non-Votes	Votes Abstaining
53,498,117	53,293	-	5,401

e)	Proposal 4. The stockholders of the Company approved, on an advisory basis, the compensation of the Company’s named executive officers. The results of the stockholders’ vote with respect to the advisory vote on executive compensation were as follows:

Votes For	Votes Against	Broker Non-Votes	Votes Abstaining
43,538,692	6,611,451	3,401,529	5,139

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRIA THERAPEUTICS, INC.

Date: June 12, 2025	By:	/s/ Ben Harshbarger
Ben Harshbarger
Chief Legal Officer